Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Diego Pellicer Worldwide, Inc.

Reno, Nevada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-225170) of Diego Pellicer Worldwide, Inc., of our report, dated April 16, 2019, relating to the consolidated financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/RBSM LLP

RBSM LLP

June 2, 2020

Larkspur, CA